Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Invitae Corporation:

•	Registration Statements on Form S-3 (Nos. 333-220053 and 333-220054) of Invitae Corporation and the related prospectuses

•	Registration Statements on Form S-3ASR (Nos. 333-230053, 333-233109, 333-233110, 333-234768, 333-237268, 333-237758 and 333-237759) of Invitae Corporation and the related prospectuses

•	Registration Statements on Form S-4 (Nos. 333-220447 and 333-240137) of Invitae Corporation, including any post-effective amendments thereto on Form S-3 or Form S-8

•	Registration Statement on Form S-8 (No. 333-202066) pertaining to the 2015 Stock Incentive Plan, the Employee Stock Purchase Plan, and the 2010 Stock Incentive Plan of Invitae Corporation

•	Registration Statements on Form S-8 (Nos. 333-216761, 333-223455, 333-229972 and 333-236799) pertaining to the 2015 Stock Incentive Plan and the Employee Stock Purchase Plan of Invitae Corporation

•	Registration Statements on Form S-8 (Nos. 333-232208, 333-237073, 333-240360 and 333-249894) pertaining to the 2015 Stock Incentive Plan of Invitae Corporation

of our report dated March 6, 2020 (except for Reverse Stock Split in Note 2, as to which the date is August 25, 2020, and Going Concern, Liquidity and Capital Resources in Note 2, as to which the date is November 20, 2020), relating to the consolidated financial statements of ArcherDX, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this Current Report on Form 8-K/A of Invitae Corporation.

/s/ Ernst & Young LLP

Denver, Colorado

November 20, 2020